UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

June 8, 2006

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 205, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2006, ASDS of Orange County, Inc. (“ASDS”), a wholly owned subsidiary of Ascendant Solutions, Inc. (the “Company”), entered into a credit agreement with First Republic Bank for a $5.3 million term note (“Term Note”) and CRESA Partners of Orange County, LP (“CPOC”), of which ASDS is a majority limited partner, entered into a $500,000 revolving line of credit (the “Revolver”). The proceeds from the Term Note were used to retire the outstanding balance owed to Kevin Hayes under a note payable (the “Acquisition Note”) pursuant to the acquisition of CRESA Partners of Orange County, Inc. in 2004 by the Company (through ASDS). The Acquisition Note had an interest rate equal to the prime rate plus 0.50% and a maturity date of May 1, 2007. The Acquisition Note was retired at a discount of approximately $100,000 to its outstanding principal balance of $ 5,400,000.

The Term Note bears interest at the prime rate minus 0.25% and is payable monthly. Principal payments of $300,000 are due quarterly on the note, with a balloon principal payment of $1.7 million due on June 1, 2009. The Term Note is attached hereto as Exhibit 10.2. The Term Note is secured by substantially all assets of ASDS and is cross-collateralized with the Revolver.

Outstanding advances under the Revolver (which is attached hereto as Exhibit 10.7) will bear interest at the First Republic Bank prime rate minus 0.50% and is payable monthly. The Revolver is secured by substantially all assets of CPOC and is cross-collateralized with the Term Note.

Both the Term Note and the Revolver are subject to certain financial covenants including a minimum ratio of earnings before interest, taxes, depreciation and amortization to debt service and a limit on annual capital expenditures. The Term Note is being guaranteed by CPOC. The Term Note and the Revolver are also being personally guaranteed, subject to certain limits, by certain officers and minority limited partners of CPOC. The forms of these personal guaranties are attached hereto as Exhibit 10.5 and Exhibit 10.9.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 8, 2006, ASDS became obligated on a term note in the principal amount of $5,300,000 and CPOC became obligated on a $500,000 revolving line of credit . Please refer to “Item 1.01-Entry into a Material Definitive Agreement” above for further information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1* Term Loan Agreement dated June 8, 2006 between ASDS of Orange County, Inc. and First Republic Bank

Exhibit 10.2* Term Loan Promissory Note dated June 8, 2006 between ASDS of Orange County, Inc. and First Republic Bank

Exhibit 10.3* Security Agreement dated June 8, 2006 between ASDS of Orange County, Inc. and First Republic Bank

Exhibit 10.4* Continuing Guaranty by CRESA Partners of Orange County, LP of the Obligations of ASDS of Orange County, Inc. dated June 8, 2006

Exhibit 10.5* Form of Limited Guaranty of the Obligations of ASDS of Orange County, Inc. dated June 8, 2006

Exhibit 10.6* Line of Credit Loan Agreement dated June 8, 2006 between CRESA Partners of Orange County, LP and First Republic Bank

Exhibit 10.7* Line of Credit Promissory Note dated June 8, 2006 between CRESA Partners of Orange County, LP and First Republic Bank

Exhibit 10.8* Security Agreement dated June 8, 2006 between CRESA Partners of Orange County, LP and First Republic Bank

Exhibit 10.9* Form of Limited Guaranty of the Obligations of CRESA Partners of Orange County, LP dated June 8, 2006

* Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2006	ASCENDANT SOLUTIONS, INC.

	By:	/s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer